QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 99.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Ralph Quinsey, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of TriQuint Semiconductor, Inc. on Form 10-Q for the quarterly period ended June 30, 2002 fully complies with the requirements of Section 13(a) or 15d(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of TriQuint Semiconductor, Inc.

By:	/s/ Ralph Quinsey
Name:	Ralph Quinsey
Title:	President and Chief Executive Officer

I, Raymond A. Link, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of TriQuint Semiconductor, Inc. on Form 10-Q for the quarterly period ended June 30, 2002 fully complies with the requirements of Section 13(a) or 15d(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of TriQuint Semiconductor, Inc.

By:	/s/ Raymond A. Link
Name:	Raymond A. Link
Title:	Vice President, Finance and Administration, Chief Financial Officer and Secretary

QuickLinks

  EXHIBIT 99.1